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Exhibit 99.2

        FORM OF

NOTICE OF GUARANTEED DELIVERY
for Tender of All Outstanding
8% Senior Notes Due 2013
(Cusip No. 74157KAG6 and U74106AC6)

In Exchange for

New 8% Senior Notes Due 2013
of
PRIMEDIA Inc.

Registered holders of outstanding 8% Senior Notes due 2013 that were issued on May 15, 2003 (the "Old Notes") who wish to tender their Old Notes in exchange for a like principal amount of new 8% Senior Notes due 2013 (the "New Notes") and whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the "Exchange Agent") prior to 11:59 p.m., New York City time, on                        , 2004, unless extended (the "Expiration Date"), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See "The Exchange Offer—Procedures for Tendering" in the Prospectus.

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK

By Mail:	By Facsimile:	By Hand or Overnight Delivery:
(for Eligible Institutions Only)
The Bank of New York Reorganization Unit 101 Barclay Street - 7 East New York, NY 10286 Attention: William Buckley	(212) 298-1915 Confirm Receipt of Facsimile by telephone (212) 815-5788	The Bank of New York Reorganization Department 101 Barclay Street Corporate Trust Operations New York, NY 10286 Attention: William Buckley

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

        The undersigned hereby tenders to PRIMEDIA Inc. ("the Company") the aggregate principal amount of Old Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated                , 2004 of the Company (the "Prospectus") and in the related Letter of Transmittal (which together with the Prospectus constitutes the "Exchange Offer"), receipt of which is hereby acknowledged.

        The undersigned hereby represents, warrants and agrees that the undersigned has full power and authority to tender, exchange, sell, assign and transfer the tendered Old Notes and that the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances when the tendered Notes are acquired by the Company as contemplated herein, and the tendered Old Notes are not subject to any adverse claims or proxies. The undersigned warrants and agrees that the undersigned and each beneficial owner thereof thereof will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the tender, exchange, sale, assignment and transfer of the tendered Old Notes, and that the undersigned will comply with its obligations under the registration rights agreement. The undersigned agrees to all of the terms of the Exchange Offer.

        By tendering Old Notes and executing this Notice of Guaranteed Delivery, the undersigned hereby represents and warrants that (i) neither the undersigned nor any beneficial owner(s) thereof is an "affiliate" of the Company, (ii) any Exchange Notes to be received by the undersigned and any beneficial owner(s) thereof are being acquired by the undersigned and any beneficial owner(s) thereof in the ordinary course of business of the undersigned and any beneficial owner(s) thereof, (iii) the undersigned and each have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act of 1933) of Exchange Notes to be received in the Exchange Offer, and (iv) the undersigned or any such beneficial owner thereof, if not a broker-dealer, is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act of 1933) of such Exchange Notes. If the undersigned is a broker-dealer, it acknowledges that it will deliver a copy of the Prospectus in connection with any resale of the Exchange Notes; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

        All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of tendered Old Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by the Company not to be in proper form or the acceptance of which, or exchange for, may, in the view of the Company or its counsel, be unlawful.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representation, successors and assigns of the undersigned.

Description of Old Notes Tendered

Name of Tendering Holder	Name and Address of Registered Holder as it Appears on the Old Notes (Please print)	Certificate Number(s) of Old Notes Tendered (or Account Number at Book-Entry Facility)	Aggregate Principal Amount Old Notes Tendered

SIGN HERE
Name of Registered or Acting Holder:

Signature(s):

Name(s) (Please Print):

Address:

Telephone Number:

Date:

IF OLD NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:
DTC Account Number:

Date:

THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration date (as defined in the Letter of Transmittal).

Name of Firm:

(authorized signature)
Address:	Title:

Name:

(zip code)		(please type or print)
Area Code and Telephone No.:	Date:

NOTE:	DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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THE BANK OF NEW YORK